Exhibit 99.01

November 5, 2003

Kana Software, Inc.

181 Constitution Drive

Menlo Park, California 94025

Gentlemen/Ladies:

At your request, we have examined the registration statement on Form S-3 Registration No. 333-68342 (the “Initial Registration Statement”) filed by Kana Software, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on August 24, 2001 and declared effective on September 5, 2001 and the registration statement on Form S-3 Registration No. 333-             (the “Additional Registration Statement,” and together with the Initial Registration Statement, the “Registration Statement”) filed by the Company with the Commission pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), on or about November 5, 2003 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 4,692,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to be issued from time to time by the Company.

The Company currently proposes to issue and sell up to an aggregate of 4,692,000 shares (the “Offered Shares”) of Common Stock under the Registration Statement (the “Offering”) to RBC Dain Rauscher Inc. (the “Underwriter”), pursuant to an Underwriting Agreement dated on or about November 5, 2003 between the Company and the Underwriter (the “Underwriting Agreement”).

In rendering this opinion, we have examined the following.

(1)	The Company’s Second Amended and Restated Certificate of Incorporation as filed with the Delaware Secretary of State on September 24, 1999, and certificates of amendment thereto filed with the Delaware Secretary of State on April 18, 2000, June 29, 2001 and December 11, 2001.

(2)	The Company’s Amended and Restated Bylaws, as amended on October 12, 2001.

(3)	The Registration Statement, together with the exhibits to be filed as a part thereof or incorporated therein by reference.

(4)	The base prospectus prepared in connection with the Registration Statement and the prospectus supplement applicable to the Offering (collectively, the “Prospectuses”).

(5)	The Underwriting Agreement.

(6)	The form of certificate of Common Stock.

(7)	The resolutions of the Company’s Board of Directors (the “Board”) adopted at meetings or by written consent on August 14, 2001 and October 27, 2003 approving the filing of the Initial Registration Statement and the Additional Registration Statement and establishing a pricing committee of the Board to approve each offering of Common Stock and the terms of any such sale.

(8)	The resolutions of the pricing committee of the Board dated November 5, 2003 authorizing the Company to enter into the Underwriting Agreement and approving the terms of the Offering (the “Pricing Committee Resolutions”).

(9)	A certificate from the Company’s transfer agent dated November 4, 2003 verifying the number of the Company’s issued and outstanding shares of capital stock as of the date hereof, and a summary report, prepared by the Company, of currently outstanding options and warrants to purchase the Company’s capital stock and stock reserved for issuance upon the exercise of options or warrants to be granted in the future.

(10)	A Management Certificate addressed to us and dated as of November 5, 2003 executed by the Company containing certain factual and other representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed, if and to the extent that the Offered Shares are issued in certificated form, that the certificates representing the Offered Shares have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any of the Offered Shares, there will not have occurred any change in law affecting the validity of the Offered Shares.

Based upon the foregoing, we are of the opinion that the Offered Shares, when issued, sold and delivered in the manner and for the consideration stated in the the Pricing Committee Resolutions, the Registration Statement, the Prospectuses and the Underwriting Agreement will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectuses and any amendments or supplements thereto. This opinion is intended solely for use in connection with the issuance and sale of Offered Shares under the Registration Statement and is not to be relied upon for any other purpose. This opinion speaks as of the date first above written, and we assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

/s/    FENWICK & WEST LLP